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                                                                    EXHIBIT 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Pre-Effective Amendment No. 1 and Post-Effective Amendment No. 3 to Form S-4 of Reunion Industries, Inc. of our report dated March 17, 1999 relating to the consolidated financial statements of Reunion Industries, Inc., which appears in such Form S-4. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Form S-4. However, it should be noted that PriewaterhouseCoopers LLP has not prepared or certified such "Selected Financial Data."


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
New York, NY
September 10, 1999